SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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CNL Retirement Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Preliminary Copies

CNL RETIREMENT PROPERTIES, INC.
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801

April 26, 2004

To Our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of CNL Retirement Properties, Inc. (the “Company”) on June 24, 2004, at 3:00 p.m. at CNL Center at 450 South Orange Avenue, Orlando, Florida. The directors and officers of the Company look forward to greeting you personally. Enclosed for your review are the proxy, proxy statement, notice setting forth the business to come before the annual meeting of stockholders and our 2003 annual report.

The Company experienced another year of significant growth during 2003. A favorable acquisition market environment combined with our conservative investment policy and strong management team contributed to the successful results. During 2003, the Company raised approximately $1.1 billion in gross proceeds through its public offerings of common stock, increased the number of seniors’ housing properties in its portfolio from 37 to 119, and established new relationships with premier operators of seniors’ housing facilities. We believe the Company is well positioned to participate in the expected continued growth in the retirement and health care real estate market.

The Company successfully completed its third public offering of common stock in April 2003, and immediately commenced its fourth public offering of up to $1.75 billion (175 million shares). In July 2003, the Company filed a fifth public offering of up to $4 billion (400 million shares) with the Securities and Exchange Commission and expects to commence the offering in the second quarter of 2004 following the close of its fourth public offering. The net proceeds of these offerings have been and will continue to be invested primarily in retirement properties, medical office buildings and other health care-related investments. Based on our current portfolio goals, we need additional authorized shares of common stock in order to raise additional capital through equity offerings. We believe that the raising of additional capital by the Company through its fifth public offering will provide the benefits of: (i) additional diversification by property type and geographic location; (ii) cost efficiencies relating to the operations of the Company; and (iii) improved liquidity if the Company determines to list its securities on a national exchange.

The Board of Directors is requesting stockholder approval of a proposal to increase the number of authorized shares of common stock of the Company from 450 million to one billion. Unless the stockholders approve the increase in the number of authorized shares of common stock of the Company, the fifth public offering will be limited to 213 million shares. In an effort to support the Company’s anticipated growth, the Board of Directors unanimously recommends that you vote “FOR” the increase in authorized shares of common stock.

In this proxy statement, the Board is also requesting that you consider the re-election of five directors. The Board of Directors unanimously recommends that you vote “FOR ALL” to elect each of the nominated directors.

Your vote is very important. Regardless of the number of shares you own in the Company, it is very important that your shares be represented. This year you may vote over the Internet, by telephone or by mailing the proxy card. Please complete and return the enclosed proxy today. Voting over the Internet, by telephone, or by written proxy will ensure your representation at the annual meeting if you choose not to attend in person. Thank you for your attention to this matter.

Sincerely,

____________________________	____________________________
James M. Seneff, Jr. Chairman of the Board	Thomas J. Hutchison III Chief Executive Officer & President

Preliminary Copies

CNL RETIREMENT PROPERTIES, INC.
 CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801

Notice of Annual Meeting of Stockholders and Proxy Statement

Annual Meeting to be Held June 24, 2004

To our Stockholders:

Notice is hereby given that the 2004 annual meeting of stockholders of CNL Retirement Properties, Inc. (the “Company”) will be held at CNL Center, 450 South Orange Avenue, Orlando, Florida 32801 on June 24, 2004, at 3:00 p.m., local time, for the following purposes:

1.       to elect five directors of the Company for terms expiring at the 2005 annual meeting of stockholders;

2.      to approve a proposal to amend the Company’s Amended and Restated Articles of Incorporation to increase the number of authorized common shares from 450 million shares                 to one billion shares; and

3.       to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 1, 2004, will be entitled to vote at the annual meeting or any adjournment or postponement thereof.

Stockholders are cordially invited to attend the meeting in person. All stockholders, whether or not they plan to attend the meeting, are requested to complete, date and sign the enclosed proxy card and return it promptly in the envelope provided. You may also grant your proxy by telephone or Internet by following the instructions on the proxy card. It is important that your shares be voted. By returning your proxy promptly, you can help the Company avoid additional expenses to ensure a quorum is met so the meeting can be held. If you decide to attend the meeting, you may revoke your proxy and vote your shares in person.

By Order of the Board of Directors,
__________________________
Lynn E. Rose Corporate Secretary
April 26, 2004 Orlando, Florida

Preliminary Copies

PROXY STATEMENT

Table of Contents

GENERAL INFORMATION	5
Proxy and Voting Procedures Solicitation Expenses Electronic Delivery of Proxy Materials and Annual Report Where to Obtain More Information Annual Report	5 5 6 6 6

PROPOSAL I: ELECTION OF DIRECTORS	7
     Nominees for Election to the Board of Directors.
     Executive Officers
     Board Independence
     Compensation of Directors and Executive Officers
     Board Meetings During Fiscal Year 2003
     Committees of the Board of Directors
     Audit Committee Report
     Corporate Governance
Stockholder Communications	7 10 12 12 12 12 13 14 14

PROPOSAL II: AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER AUTHORIZED SHARES	14

SECURITY OWNERSHIP Section 16(a) Beneficial Ownership Reporting Compliance	16 16

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	17

INDEPENDENT AUDITORS Independent Auditor Fees Pre-Approval of Audit and Non-Audit Services	18 19 19

OTHER MATTERS	20

PROPOSALS FOR THE 2004 ANNUAL MEETING OF STOCKHOLDERS	21

APPENDIX A: AUDIT COMMITTEE CHARTER	A-1

ANNEX 1: 2004 FORM OF PROXY

ANNEX 2: 2004 VOTING REMINDER FLYER

Preliminary Copies

CNL RETIREMENT PROPERTIES, INC.

CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801
(800) 522-3863

PROXY STATEMENT

GENERAL INFORMATION

        This proxy statement is furnished by the Board of Directors of CNL Retirement Properties, Inc. (the “Company”) in connection with the solicitation by the Board of Directors (the “Board”) of proxies to be voted at the annual meeting of stockholders to be held at 3:00 p.m., local time, on June 24, 2004, at the Company’s offices located at 450 South Orange Avenue, Orlando, Florida (the “Annual Meeting”), and at any adjournment thereof, for the purposes set forth in the accompanying notice of such meeting. Only stockholders of record at the close of business on April 1, 2004 (the “Record Date”) will be entitled to vote. This proxy statement, proxy card and the enclosed 2003 Annual Report are first being mailed on or about April 26, 2004, to stockholders of record at the Record Date.

        As of April 1, 2004, 194,560,582 shares of common stock of the Company were outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote on each of the matters to be voted upon at the Annual Meeting. As of the Record Date, officers and directors of the Company had the power to vote, as determined by the rules of the Securities and Exchange Commission (the “Commission”), less than 1% of the outstanding shares of common stock.

Proxy and Voting Procedures

        Any proxy, if received in time, properly signed and not revoked, will be voted at such meeting in accordance with the directions of the stockholder. If no directions are specified, the proxy will be voted “FOR” the proposals set forth in this proxy statement. Any stockholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (1) by delivery of a written statement to the corporate secretary of the Company stating that the proxy is being revoked, (2) by presentation at the Annual Meeting of a subsequent proxy executed by the person executing the prior proxy or (3) by attendance at the Annual Meeting and voting in person.

        A proxy card is enclosed for your use. The proxy card contains instructions for responding either by telephone, Internet or by mail. Votes cast in person or by proxy at the Annual Meeting will be tabulated and a determination will be made as to whether or not a quorum is present. The Company will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence or absence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders. If a broker submits a proxy indicating that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to such matter.

Solicitation Expenses

        Solicitation of proxies will be primarily by mail. However, directors and officers of the Company and certain employees of CNL Investment Company and CNL Securities Corp., affiliates of the Company, also may solicit proxies by telephone, Internet, telegram or in person. All of the expenses of preparing, assembling, printing and mailing the materials used in the solicitation of proxies will be paid by the Company. Arrangements may be made with brokerage houses and other custodians, nominees and fiduciaries to forward soliciting materials, at the expense of the Company, to the beneficial owners of shares held of record by such persons. In addition, the Company has engaged D.F. King & Co., Inc., a professional proxy solicitation firm, to aid in the solicitation of proxies at a base fee of $7,500 plus an additional $4 per contact with stockholders via telephone, if required in the solicitation, and reimbursement of reasonable out-of-pocket expenses. The Company has agreed to indemnify D.F. King & Co., Inc. against certain liabilities that it may incur arising out of the services it provides in connection with the Annual Meeting.

Electronic Delivery of Proxy Materials and Annual Report

        If you are a stockholder of record, you can elect to receive next year’s proxy statement and Annual Report electronically by registering on-line at www.giveconsent.com/crp. If you choose to register online, then next year when the proxy materials are available, you will receive an e-mail with instructions which will enable you to review these materials via the Internet rather than by mail. By opting to receive your proxy materials on-line, you will save the Company the cost of producing and mailing documents to you, reduce the amount of mail you receive and help preserve environmental resources. You may incur certain charges by viewing these materials via the Internet, such as telephone charges.

Where to Obtain More Information

        The mailing address of the principal executive offices of the Company is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801. Notices of revocation of proxy should be sent to the attention of the Company’s corporate secretary at this address.

        The Company makes available free of charge on or through its Internet web site (www.cnlonline.com) the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) as soon as reasonably practicable after the Company electronically files such material with, or furnishes it to, the Commission.

        A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003, that was filed with the Commission will be furnished without the accompanying exhibits to stockholders without charge upon written request therefore sent to the corporate secretary, Lynn E. Rose, at the Company’s offices. Each such request must set forth a good faith representation that as of April 1, 2004, the person making the request was the beneficial owner of common stock entitled to vote at the 2004 Annual Meeting of stockholders.

Annual Report

        A copy of the Company’s Annual Report to stockholders for the year ended December 31, 2003, accompanies this proxy statement.

PROPOSAL I

ELECTION OF DIRECTORS

Nominees for Election to the Board of Directors

        The persons named below have been nominated by the Board of Directors for election as directors to serve until the 2005 annual meeting of stockholders or until their successors shall have been elected and qualified. Messrs. Bourne and Seneff have been directors since December 1997. Messrs. Dunbar and Moses have served as directors since September 1998. Mr. Duncan has served as a director since February 2002. The table sets forth each nominee’s name, age, principal occupation or employment during at least the last five years, and directorships in other public corporations.

        The Company’s officers and directors that own shares of common stock have advised the Company that they intend to vote their shares of common stock for the election of each of the nominees. The Board of Directors of the Company unanimously recommends a vote “FOR ALL” to elect each of the following nominees to the Board of the Company. Proxies will be voted “FOR ALL” to elect the following nominees unless authority is withheld.

        In the event that any nominee(s) should be unable to accept the office of director, which is not anticipated, it is intended that the persons named in the proxy will vote “FOR” the election of such other person in the place of such nominee(s) for the office of director as the Board of Directors may recommend. The affirmative votes of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required for the election of directors.

        A majority of the Company’s directors are required to be independent, as that term is defined in the Company’s Amended and Restated Articles of Incorporation. Messrs. Dunbar, Duncan and Moses are independent directors.

Name and Age                                       Background

Robert A. Bourne, 57	Director, Vice Chairman of the Board and Treasurer. Mr. Bourne also serves as a director, vice chairman of the board and treasurer of CNL Retirement Corp., the advisor to the Company
(the "Advisor"). Mr. Bourne served as the president of the Company and the Advisor from 1998 and 1997, respectively, to June 2002. Mr. Bourne is also the president and treasurer of CNL
Financial Group, Inc.; a director, vice chairman of the board and treasurer of CNL Hospitality
Properties, Inc., a public, unlisted real estate investment trust; as well as, a director, vice chairman of the board and treasurer of CNL Hospitality Corp., its advisor. Mr. Bourne served as president of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 1997 to
June 2002. Mr. Bourne also serves as a director of CNLBank. Mr. Bourne serves as a director, vice chairman of the board and treasurer of CNL Income Properties, Inc., a newly formed corporation that intends to operate as a REIT, and CNL Income Corp., its advisor. He serves as a director and vice chairman of the board of Commercial Net Lease Realty, Inc., a public, real estate investment trust listed on the New York Stock Exchange. Mr. Bourne has served as a director since inception in 1994, president from 1994 through February 1999, treasurer from
February 1999 through August 1999, and vice chairman of the board since February 1999, of CNL
Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Bourne also serves as a director, president and treasurer for various affiliates of CNL Financial Group, Inc., including CNL Investment Company, CNL
Securities Corp., the managing dealer for the Company's offerings, and CNL Institutional
Advisors, Inc., a registered investment advisor for pension plans. As president of CNL
Financial Group, Inc., Mr. Bourne has overseen CNL's real estate and capital markets activities including the investment of over $12 billion in assets, representing interests in approximately 4,000 properties in 49 states. Mr. Bourne began his career as a certified public accountant employed by Coopers & Lybrand, Certified Public Accountants, from 1971 through 1978, where he attained the position of tax manager in 1975. Mr. Bourne graduated from Florida State University in 1970 where he received a B.A. in Accounting, with honors.

David W. Dunbar, 51	Independent Director. Mr. Dunbar serves as chairman and chief executive officer of
Peoples Bank, which he organized and founded in 1996. Mr. Dunbar is also a member of the board of trustees of Bay Care Health System, an alliance of ten non-profit hospitals in the Tampa Bay area, as well as chairman of the board of directors of
Morton Plant Mease Health Care, Inc., an 841-bed, not-for-profit hospital system in
Pinellas County, Florida. He is a former member of the board of directors of North
Bay Hospital, a 122-bed facility, and a former member of the board of directors of
Morton Plant Mease Hospital Foundation. During 1994 and 1995, Mr. Dunbar was a
member of the board of directors and an executive officer of Peoples State Bank.
Mr. Dunbar was the chief executive officer of Republic Bank from 1981 through 1988 and from 1991 through 1993. From 1988 through 1991, Mr. Dunbar developed commercial and medical office buildings and, through a financial consulting company he founded, provided specialized lending services for real estate development clients, specialized construction litigation support for national insurance companies and strategic planning services for institutional clients. In 1990, Mr.
Dunbar was the chief executive officer, developer and owner of a 60,000 square-foot medical office building located on the campus of Memorial Hospital in Tampa,
Florida. Mr. Dunbar previously served as a member of the Florida Elections
Commission, the body responsible for investigating and holding hearings regarding alleged violations of Florida's campaign finance laws. In addition, from 1990 to
2000, Mr. Dunbar served as the Governor's appointee to the State of Florida
Taxation and Budget Reform Commission, a 25 member, blue ribbon commission established to review, study and make appropriate recommendations for changes to state tax laws. Mr. Dunbar began his professional career with Southeast Banking
Corporation in Miami, from 1975 through 1981, serving as a regional vice president of commercial mortgage lending. Mr. Dunbar received a B.S. degree in Finance from
Florida State University in 1975. He is also a 1977 graduate of the American
Bankers Association National Commercial Lending School at the University of
Oklahoma and a 1982 graduate of the School of Banking of the South at Louisiana
State University.

James W. Duncan, Jr., 51	Independent Director. Mr. Duncan is the president of NavTrak, Inc., a mobile data and asset tracking company that provides a web-based system to track vehicles in commercial fleets.
From 1994 through 2000, Mr. Duncan served as the president of The Latrobe Group, LLC, a private investment company. In addition, from 1994 through 2001, Mr. Duncan was a member of the board of governors for Opportunity International, a non-profit organization that provides entrepreneurs with access to capital and business training to start and expand small businesses. From 1985 through 1994, Mr. Duncan was co-chairman and president of PersonaCare,
Inc., a company he co-founded that provided sub-acute, skilled nursing and assisted living care with 12 facilities located in six states. Prior to co-founding PersonaCare, Inc., Mr.
Duncan was a partner in Duncan & Smick, a commercial real estate development firm. Mr. Duncan received a B.A. in Economics from Wheaton College in 1974 and a J.D. from the University of
Maryland School of Law in 1978.

Edward A. Moses, 61	Independent Director. Dr. Moses served as dean of the Roy E. Crummer Graduate School of
Business at Rollins College from 1994 to 2000, and has served as a professor and the Bank of
America professor of finance since 1989. As dean, Dr. Moses established a comprehensive program of executive education for health care management at the Roy E. Crummer Graduate
School of Business. From 1985 to 1989, he served as dean and professor of finance at the
University of North Florida. He has also served in academic and administrative positions at the University of Tulsa, Georgia State University and the University of Central Florida. Dr.
Moses has written six textbooks in the fields of investments and corporate finance as well as numerous articles in leading business journals. He has held offices in a number of professional organizations, including president of the Southern Finance and Eastern Finance
Associations, served on the board of the Southern Business Administration Association, and
served as a consultant for major banks as well as a number of Fortune 500 companies. He currently serves as a faculty member in the Graduate School of Banking at Louisiana State
University. Dr. Moses received a B.S. in Accounting from the Wharton School at the University of Pennsylvania in 1965 and an M.B.A. in 1967 and a Ph.D. in Finance from the University of
Georgia in 1971.

James M. Seneff, Jr., 57	Director and Chairman of the Board. Mr. Seneff also is a director and chairman of the board of the Advisor. Mr. Seneff served as chief executive officer of the Company from inception through February 14, 2003 and he served as co-chief executive officer from February 14, 2003 through May 1, 2003. Mr. Seneff is a principal stockholder of CNL Holdings, Inc., the parent company of CNL Financial Group, Inc., a diversified real estate company, and has served as chairman of the board and chief executive officer of CNL Financial Group, Inc. and its subsidiaries since CNL's formation in 1973. CNL Financial Group, Inc. is the parent company, either directly or indirectly through subsidiaries, of CNL Real Estate Services, Inc., CNL
Retirement Corp., CNL Capital Markets, Inc., CNL Investment Company and CNL Securities Corp.,
the managing dealer of the Company's offerings. CNL and the entities it has established have more than $12 billion in assets, representing interests in approximately 4,000 properties in
49 states. Mr. Seneff also serves as chairman of the board of CNL Hospitality Properties,
Inc., a public, unlisted real estate investment trust, and serves as chairman of the board and co-chief executive officer of CNL Hospitality Corp., its advisor. Mr. Seneff serves as chairman of the board of CNL Income Properties, Inc., a newly formed corporation that intends to operate as a REIT, and CNL Income Corp., its adviser. Mr. Seneff has served as a director since 1994 and chairman of the board since 1996 of Commercial Net Lease Realty, Inc., a public real estate investment trust that is listed on the New York Stock Exchange, as well as serving as its chief executive officer from 1994 through February 2004. In addition, he has served as chairman of the board since inception in 1994, served as chief executive officer from 1994 through August 1999 and co-chief executive officer from December 2000 through September 2003 of CNL Restaurant Properties, Inc., (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust. Mr. Seneff has also served as chairman of the board and chief executive officer of CNL Securities Corp. since 1979; CNL Investment Company since
1990; and CNL Institutional Advisors, a registered investment advisor for pension plans, since
1990. Mr. Seneff formerly served as a director of First Union National Bank of Florida, N.A., and currently serves as the chairman of the board of CNLBank. Mr. Seneff served on the
Florida State Commission on Ethics and is a former member and past chairman of the State of
Florida Investment Advisory Council, which recommends to the Florida Board of Administration investments for various Florida employee retirement funds. The Florida Board of
Administration is Florida's principal investment advisory and money management agency and oversees the investment of more than $100 billion of retirement funds. Mr. Seneff received his degree in Business Administration from Florida State University in 1968.

Executive Officers

        The executive officers of the Company are as follows:

Name	Age	Position

Thomas J. Hutchison III	62	Chief Executive Officer and President
Phillip M. Anderson, Jr	44	Chief Operating Officer and Executive Vice President
Stuart J. Beebe	45	Chief Financial Officer and Executive Vice President
Marcel Verbaas	34	Chief Investment Officer and Senior Vice President
Robert A. Bourne	57	Treasurer and Vice Chairman of the Board
Lynn E. Rose	55	Secretary

        Thomas J. Hutchison III. Chief Executive Officer and President. Mr. Hutchison also serves as chief executive officer, president and a director of CNL Retirement Corp., the Advisor of the Company. From 2000 to June 2002, Mr. Hutchison served as executive vice president of the Company and the Advisor. Mr. Hutchison serves as president and chief operating officer of CNL Real Estate Services, Inc., which is the parent company of CNL Retirement Corp. and CNL Hospitality Corp. He also serves as the president and chief operating officer of CNL Realty & Development Corp. In addition, Mr. Hutchison serves as chief executive officer of CNL Hospitality Properties, Inc., chief executive officer and director of CNL Hospitality Corp., its advisor and president of CNL Capital Corp. He also serves as president of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc. Mr. Hutchison served as president of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. from 2002 through March 2003. From 2000 to June 2002, Mr. Hutchison served as executive vice president of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. From June 2002 through February 2003, he served as president of CNL Hospitality Properties, Inc. and CNL Hospitality Corp. He served as executive vice president of CNL Hotel Investors, Inc. from 2000 to July 2002. Mr. Hutchison also serves as chief executive officer and president of CNL Income Properties, Inc., a newly formed corporation that intends to operate as a REIT, and serves as a director, chief executive officer and president of CNL Income Corp., its advisor. Mr. Hutchison joined CNL Financial Group, Inc. in January 2000 with more than 30 years of senior management and consulting experience in the real estate development and financial services industries. Prior to joining CNL, Mr. Hutchison was president and owner of numerous real estate services and development companies. From 1995 to 2000, he was chairman and chief executive officer of Atlantic Realty Services, Inc. and TJH Development Corporation. Since 1990, he has fulfilled a number of long-term consulting assignments for large corporations, including managing a number of large international joint ventures. From 1990 to 1991, Mr. Hutchison was the court-appointed president and chief executive officer of General Development Corporation, a real estate community development company, where he assumed the day-to-day management of the $2.6 billion NYSE-listed company entering reorganization. From 1986 to 1990, he was the chairman and chief executive officer of a number of real estate-related companies engaged in the master planning and land acquisition of 40 residential, industrial and office development projects. From 1978 to 1986, Mr. Hutchison was the president and chief executive officer of Murdock Development Corporation and Murdock Investment Corporation, as well as Murdock’s nine service divisions. In this capacity, he managed an average of $350 million of new development per year for over nine years. Additionally, he expanded the commercial real estate activities to a national basis, and established both a new extended care division and a hotel division that grew to 14 properties. Mr. Hutchison is currently a member of the Real Estate Roundtable and the Industry Real Estate Financing Advisory Council. Mr. Hutchison was educated at Purdue University and the University of Maryland Business School.

        Phillip M. Anderson, Jr. Chief Operating Officer and Executive Vice President. Mr. Anderson joined CNL Retirement Corp. in January 1999 and is responsible for the planning and implementation of CNL’s interest in health care industry investments, including acquisitions, development, project analysis and due diligence. Since Mr. Anderson joined CNL Retirement Corp., the Company has grown from start-up to total assets of $2.5 billion. He also currently serves as the chief operating officer and executive vice president of CNL Retirement Corp., the Company’s Advisor, and chief operating officer of CNL Retirement Development Corp. From 1987 through 1998, Mr. Anderson was employed by Classic Residence by Hyatt. Classic Residence by Hyatt (“Classic”) is affiliated with Hyatt Hotels and Chicago’s Pritzker family. Classic acquires, develops, owns and operates seniors’ housing, assisted living, skilled nursing and Alzheimer’s facilities throughout the United States. Mr. Anderson’s responsibilities grew from overseeing construction of Classic’s first properties to acquiring and developing new properties. Mr. Anderson also served on Classic’s executive committee charged with the responsibility of monitoring performance of existing properties and development projects. Mr. Anderson has been a member of the American Senior Housing Association since 1994 and currently serves on the executive board and insurance committee. In addition, Mr. Anderson serves on the board of directors of the National Investment Center for Senior Housing and Care Industries and also serves as an advisory board member to Westminister Retirement Communities, a not-for-profit operator of continuing care communities. He graduated from the Georgia Institute of Technology in 1982, where he received a B.S. in Civil Engineering, with honors.

        Stuart J. Beebe. Chief Financial Officer and Executive Vice President. Mr. Beebe also serves as chief financial officer and executive vice president of CNL Retirement Corp., the Advisor to the Company. Mr. Beebe oversees all financial accounting and reporting matters related to the Company’s activities. He also works closely with other senior management in the development and execution of the Company’s business strategy. Prior to joining CNL in December 1997, Mr. Beebe spent 15 years with Lincoln Property Company, one of the largest privately held, commercial real estate firms in the country. As senior vice president, Mr. Beebe oversaw the operations of Lincoln’s Florida Region, with a direct focus on development and acquisition activities. He also participated in the daily administration of all real estate assets in the region, including project financing and construction, leasing and marketing activities, property and asset management and dispositions. Before joining Lincoln, Mr. Beebe worked for KPMG Peat Marwick as a Certified Public Accountant, specializing in the real estate, banking and natural resources industries. Mr. Beebe received a B.A. degree in Accounting from Baylor University in 1981. He is a Certified Public Accountant and a Licensed Real Estate Broker in the State of Florida. He is also an active member of the National Association of Real Estate Investment Trusts®, National Association of Industrial and Office Properties and the Urban Land Institute.

        Marcel Verbaas. Chief Investment Office and Senior Vice President. Mr. Verbaas also serves as chief investment officer and senior vice president of CNL Retirement Corp., the Advisor to the Company. Mr. Verbaas previously served as senior vice president of Structured Investments for CNL Hospitality Corp. from August 2000 through July 2003. Prior to joining CNL, he served as director of corporate finance for Stormont Trice Development Corporation, a private hotel development company with substantial expertise in public-private ventures, from July 1998 to August 2000. His responsibilities included the negotiation of all debt and equity investments for development projects, as well as the analysis of development and acquisition opportunities. Mr. Verbaas acquired extensive real estate finance expertise through various originations and underwriting positions with GE Capital Corp. and Ocwen Financial Corp. During his tenure at Ocwen Financial Corp., he assisted in the formation of its affiliated REIT. While he originated, structured and underwrote transactions in all types of commercial real estate, Mr. Verbaas primarily focused on providing financing in the hospitality industry. A native of The Netherlands, Mr. Verbaas received a master’s degree in business economics from Erasmus University of Rotterdam, The Netherlands.

        Lynn E. Rose. Secretary. Ms. Rose served as treasurer of the Company from 1998 through August 2001. Ms. Rose also serves as secretary of the Advisor, and as secretary of the subsidiaries of the Company. Ms. Rose served as treasurer and a director of CNL Retirement Corp. from 1997 through June 2001. Ms. Rose is secretary of CNL Hospitality Properties, Inc., a public, unlisted real estate investment trust, and serves as secretary of its subsidiaries. Ms. Rose served as treasurer of CNL Hospitality Properties, Inc. from 1996 through September 2001. In addition, she serves as secretary of CNL Hospitality Corp., its advisor, and served as treasurer and a director from 1997 through June 2001. Ms. Rose also serves as secretary of CNL Hotel Investors, Inc., a real estate investment trust majority owned by CNL Hospitality Properties, Inc., and served as treasurer from 1999 through June 2001. Ms. Rose served as secretary of CNL Restaurant Properties, Inc. (formerly CNL American Properties Fund, Inc.), a public, unlisted real estate investment trust, from 1994 through August 1999, and served as treasurer from 1994 through February 1999. Ms. Rose, a certified public accountant, has served as Secretary of CNL Financial Group, Inc. since 1987, served as controller from 1987 to 1993 and has served as chief financial officer since 1993. She also serves as secretary of the subsidiaries of CNL Financial Group, Inc. and holds various other offices in the subsidiaries. In addition, she serves as secretary for approximately 75 additional corporations affiliated with CNL Financial Group, Inc. and its subsidiaries. Ms. Rose has served as chief financial officer and secretary of CNL Securities Corp. since July 1994. Ms. Rose oversees the tax compliance for over 500 corporations, partnerships and joint ventures, and the accounting and financial reporting for CNL Holdings, Inc. and its subsidiaries. Prior to joining CNL, Ms. Rose was a partner with Robert A. Bourne in the accounting firm of Bourne & Rose, P.A., Certified Public Accountants. Ms. Rose holds a B.A. in Sociology from the University of Central Florida. She was licensed as a certified public accountant in 1979.

        The background of Mr. Bourne is described above at “Nominees for Election to the Board of Directors.”

Board Independence

        For the year ended December 31, 2003, each of Messrs. Dunbar, Duncan and Moses served as “independent directors” of the Company, as that term is defined in the Company’s Amended and Restated Articles of Incorporation. Although the Company’s shares are not listed on the New York Stock Exchange, the Company applied the exchange’s standards of independence to its own outside directors and for the year ended December 31, 2003, each of Messrs. Dunbar, Duncan and Moses met the definition of “independent” under Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards.

Compensation of Directors and Executive Officers

        During the year ended December 31, 2003, each independent director earned $12,000 for serving on the Board of Directors. Each independent director also received $1,000 per Board meeting attended ($500 for each telephonic meeting of the Board of Directors in which the independent director participated), $1,000 (or $1,500 in the case of the Chairman of the Audit Committee) per Audit Committee meeting attended or telephonic Audit Committee meeting in which the independent director participated, and $1,000 for attending the annual stockholders meeting. During the year ended December 31, 2003, the Company held eleven Board of Directors’ meetings, seven of which were telephonic meetings, and seven Audit Committee meetings, five of which were telephonic meetings. The Company has not, and in the future will not, pay any compensation to the officers and directors of the Company who also serve as officers and directors of the Advisor.

        No annual or long-term compensation was paid by the Company to the executive officers for services rendered in all capacities to the Company during the three year period ended December 31, 2003. In addition, no executive officer of the Company received an annual salary or bonus from the Company during the three year period ended December 31, 2003. The Company’s executive officers also are employees and executive officers of the Advisor or its affiliates and receive compensation from CNL Financial Group, Inc. or its affiliates in part for services in such capacities. See “Certain Relationships and Related Transactions” for a description of the fees payable and expenses reimbursed to the Advisor and its affiliates.

Board Meetings During Fiscal Year 2003

        The Board of Directors met eleven times (including seven telephonic meetings) during the year ended December 31, 2003, and the average attendance by directors at Board meetings was 96%. Each member of the Board as it was constituted during 2003 attended at least 75% of the total meetings of the Board and each member of the Audit Committee attended at least 75% of the total audit committee meetings during 2003. In addition, three directors, including one independent director, attended the Company’s 2003 Annual Meeting.

Committees of the Board of Directors

        The Company has a standing Audit Committee, the members of which are selected by the Board of Directors each year. During 2003, the Audit Committee was composed of David W. Dunbar, James W. Duncan and Edward A. Moses, each of whom has been determined to be “independent” under the listing standards of the New York Stock Exchange. The Committee operates under a written charter adopted by the Board, which is required to be provided to stockholders every three years, unless amended earlier. A copy of the Audit Committee Charter, as amended in February 2004, is included as Appendix A and posted to the Company’s website at www.cnlonline.com. The Audit Committee assists the Board of Directors by providing oversight responsibilities relating to (1) the integrity of financial reporting; (2) the independence, qualifications and performance of the Company’s independent auditors; (3) the systems of internal controls; (4) the performance of the Company’s internal audit function; and (5) compliance with management’s audit, accounting and financial reporting policies and procedures. In addition, the Audit Committee recommends the independent auditors for appointment by the Board of Directors and is responsible for the compensation and oversight of the Company’s independent auditor and internal auditors. In performing these functions, the Audit Committee meets periodically with the independent auditors, management and internal auditors (including private sessions) to review the results of their work. During the year ended December 31, 2003, the Audit Committee met two times with the Company’s independent auditors, internal auditors and management, and held five telephonic meetings with the Company’s independent auditors and management to discuss the annual and quarterly financial reports prior to filing them with the Commission. The Audit Committee has determined that Dr. Moses, the Chairman of the Audit Committee and an independent director, is an “audit committee financial expert” under the rules and regulations of the Commission for purposes of Section 407 of the Sarbanes-Oxley Act of 2002.

        Currently the Company does not have a nominating committee, and therefore, does not have a nominating committee charter. The Board of Directors is of the view that it is not necessary to have a nominating committee at this time because the Board of Directors is compromised of only five members, including three “independent directors” (as defined under the New York Stock Exchange listing standards), and each director is responsible for identifying and recommending qualified Board candidates. The Board does not have any minimum qualifications with respect to Board nominees, however, the Board considers many factors with regard to each candidate, including judgment, integrity, diversity, prior experience, the interplay of the candidate’s experience with the experience of other Board members, the extent to which the candidate would be desirable as a member of the Audit Committee, and the candidate’s willingness to devote substantial time and effort to Board responsibilities. The persons nominated for election to the Board of Directors under Proposal I of this proxy statement were recommended by the entire Board of Directors, including the independent directors.

        Company stockholders may recommend individuals to the Board of Directors for consideration as potential director candidates by submitting their names and appropriate background and biographical information to the Company’s corporate secretary at the Company’s office at CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida, 32801. Assuming that the appropriate information has been timely provided, the Board will consider these candidates substantially in the same manner as it considers other Board candidates it identifies.

        At such time, if any, as the Company’s shares of common stock are listed on a national securities exchange or over-the-counter market, the Company will form a compensation committee, the members of which will be selected by the full Board of Directors each year. Currently, the Company does not have a compensation committee.

Audit Committee Report

        The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Commission, nor shall such information be incorporated by reference into any previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company incorporates it by specific reference.

        Review and Discussions with Management. The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2003, with the management of the Company. The Audit Committee also discussed with the Company’s senior management the process for certifications by the Company’s Chief Executive Officer and Chief Financial Officer which is required by the Commission and the Sarbanes-Oxley Act of 2002 for certain of the Company’s filings with the Commission.

        Review and Discussions with Independent Auditors. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent auditors, the matters required to be disclosed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. In addition, the Audit Committee has reviewed the selection, application and disclosure of the Company’s critical accounting policies. The Audit Committee has also received written disclosures and a letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

    Conclusion.        Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report of the Company on Form 10-K for the year ended December 31, 2003, for filing with the Commission.

The Audit Committee,

Edward A. Moses David W. Dunbar James W. Duncan, Jr.

Corporate Governance

        The Board has adopted policies and procedures that the Board believes are in the best interest of the Company and its stockholders as well as compliant with the Sarbanes-Oxley Act of 2002 and the Commission’s rules and regulations. In particular:

o	The majority of the Board is independent of the Company and management, and all of the members of the Audit Committee are independent.

o	The Board has adopted a charter for the Audit Committee. One member of the Audit Committee is an “audit committee financial expert” under Commission rules.

o	The Audit Committee hires, determines compensation of, and decides the scope of services performed by the Company’s independent auditors.

o	The Company has adopted a Code of Business Conduct that applies to all directors and officers of the Company as well as all directors, officers and employees of the Company’s advisor, CNL Retirement Corp. The Code of Business Conduct sets forth the basic principles to guide their day-to-day activities.

o	The Company has adopted a “Whistleblower” Policy that applies to the Company and all employees of CNL Retirement Corp., the Company’s advisor, and establishes procedures for the anonymous submission of employee complaints or concerns regarding financial statement disclosures, accounting, internal accounting controls or auditing matters.

        The Company’s Audit Committee Charter, Code of Business Conduct and Whistleblower Policy are available on the Company’s website at www.cnlonline.com.

Stockholder Communications

        Stockholders who wish to communicate with a member or members of the Board of Directors may do so by addressing their correspondence to the Board member or members, c/o the Corporate Secretary, CNL Retirement Properties, Inc., 450 South Orange Avenue, Orlando, Florida, 32801. The Corporate Secretary will review and forward correspondence to the appropriate person or persons for response.

PROPOSAL II

AMENDMENT TO THE COMPANY'S AMENDED
AND RESTATED ARTICLES OF INCORPORATION
TO INCREASE THE NUMBER OF AUTHORIZED SHARES

        The Board of Directors of the Company has unanimously approved and directed that there be submitted to stockholders for their approval an amendment to Section 7.1 of Article VII of the Company’s existing Amended and Restated Articles of Incorporation, to increase the number of common shares that the Company is authorized to issue from 450,000,000 to 1,000,000,000, and as a result, to increase the total number of equity shares authorized from 556,000,000 (consisting of 450,000,000 common shares, 3,000,000 preferred shares and 103,000,000 excess shares) to 1,106,000,000 (consisting of 1,000,000,000 common shares, 3,000,000 preferred shares and 103,000,000 excess shares) (the “Share Increase Amendment”). As of April 1, 2004, the Company had 194,560,582 shares of common stock outstanding.

        Approval of the Share Increase Amendment requires the affirmative vote of the holders of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. The Company’s officers and directors that own shares of common stock have advised the Company that they intend to vote their shares of common stock for the Share Increase Amendment. The Share Increase Amendment, if approved by stockholders, will become effective on the date the Share Increase Amendment is filed with the Maryland Department of Assessments and Taxation. It is anticipated that the appropriate filing to effect the Share Increase Amendment will be made as soon as practicable following approval of the Share Increase Amendment.

        The Board has determined it to be in the best interests of the Company and its stockholders to increase the number of authorized common shares. The Board unanimously recommends that stockholders vote “FOR” the Share Increase Amendment. Proxies will be voted “FOR” the Share Increase Amendment unless stockholders designate otherwise.

        The text of the proposed amendment to Section 7.1 of Article VII of the Company’s Amended and Restated Articles of Incorporation is set forth below (the new text is bolded and underlined, deleted text is struck through):

SECTION 7.1 Authorized Shares. The beneficial interest in the Company shall be divided into Equity Shares. The total number of Equity Shares which the Company is authorized to issue is one billion, one hundred six ~~five hundred fifty six~~ million (1,106,000,000 ~~556,000,000~~)
shares of beneficial interest, consisting of one billion ~~four hundred fifty million~~ (1,000,000,000
~~450,000,000~~) Common Shares (as defined and described in Section 7.2(ii) hereof), three million (3,000,000)
Preferred Shares (as defined in Section 7.3 hereof) and one hundred three million (103,000,000) Excess
Shares (as defined in Section 7.7 hereof). All Shares shall be fully paid and nonassessable when issued. Shares may be issued for such consideration as the Directors determine or, if issued as a result of a Share dividend or Share split, without any consideration.

        On July 30, 2003, the Company filed a registration statement on Form S-11 with the Commission for the proposed sale by the Company of up to 400,000,000 shares of common stock (including up to 15,000,000 shares of common stock to stockholders who elect to participate in the Company’s distribution reinvestment plan) and expects to commence the offering in the second quarter of 2004 following the close its fourth offering of common stock. The Company will not be able to sell all 400,000,000 shares, which it is contemplating selling in its fifth offering, unless additional shares are authorized. In the event that additional shares are not authorized, the Company will be permitted to sell only approximately 213,000,000 shares in its fifth offering, preventing the Company from raising all of the capital the Board of Directors believes is advisable to increase the size of the Company’s property portfolio. In addition, the Board believes that the authorization of additional shares of common stock is essential for the Company to take advantage of certain business and investment opportunities, if and as they become available, that may require the issuance of additional shares of common stock. The Company anticipates that it may engage in additional equity financing, through either public or private offerings of its securities for cash, the issuance of such securities in exchange for assets, or a combination of the foregoing, although it currently is not involved in any negotiations and has not entered into any arrangements relating to any of these capital transactions, other than its current equity offering in common stock and its fifth offering, which the Company expects to commence following the close of its current offering. In addition, the Company may need additional common shares in the future for its distribution reinvestment plan.

        The Share Increase Amendment will not change any other provision of Article VII. Holders of the capital stock of the Company, however, will not have the right to approve the issuance of additional shares of common stock up to the amount of authorized shares, although they might have the right, depending on the circumstances, to approve a transaction in which the common stock is being issued. For example, management anticipates that any transaction by which the Company would issue shares in order to become self-administered would be submitted to the stockholders for approval. In addition, holders of the capital stock of the Company do not have any preemptive rights to subscribe for or purchase any shares of capital stock of the Company, which means that current stockholders do not have a prior right to purchase any new issue of common stock of the Company in order to maintain their proportionate ownership. Consequently, the issuance of additional shares of capital stock may dilute the interest of a current stockholder if additional shares are issued at less than fair market value and the stockholder does not purchase or is not offered the opportunity to purchase additional shares.

        The existence of a large number of authorized but unissued shares could have the effect of hindering or frustrating a takeover of the Company. The availability for issuance of additional shares of common stock would provide the Board with flexibility in responding to a merger or acquisition bid by placing blocks of shares with persons friendly to the Company, or by taking other steps to prevent an acquisition of the Company under circumstances which the Board does not believe to be in the Company’s best interest. The Company is not aware of any entity which intends to propose a merger with, or seek to gain control of, the Company.

SECURITY OWNERSHIP

        The following table sets forth, as of April 1, 2004, the number and percentage of outstanding shares beneficially owned by all persons known by the Company to own beneficially more than 5% of the Company’s common stock, by each director and nominee, by each executive officer and by all executive officers and directors as a group, based upon information furnished to the Company by such stockholders, officers and directors. The address of the named officers and directors is CNL Center at City Commons, 450 South Orange Avenue, Orlando, Florida 32801.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Shares

James M. Seneff, Jr	20,000	(1)	(2)

Robert A. Bourne	—		—

David W. Dunbar	—		—

James W. Duncan, Jr	—		—

Edward A. Moses	—		—

Thomas J. Hutchison III	—		—

Phillip M. Anderson, Jr	1,280		(2)

Stuart J. Beebe	—		—

Marcel Verbaas	—		—

Lynn E. Rose	—		—

All directors and executive officers as a
group (10 persons)	21,280		(2)

(1)

Represents shares held by the Advisor of which Mr. Seneff is a director. Mr. Seneff and his wife share beneficial ownership of the Advisor through their ownership of CNL Financial Group, Inc. The Advisor is a wholly owned subsidiary of CNL Financial Group, Inc.

(2)	Less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act requires the Company’s officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities (collectively, the “Reporting Persons”), to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Commission. Reporting Persons are required by the Commission’s regulations to furnish the Company with copies of all Forms 3, 4 and 5 that they file.

        Based solely upon a review of Section 16(a) reports furnished to the Company for 2003, written representations that no other reports were required and other information known to the Company, the Company believes that the Reporting Persons complied with all filing requirements for 2003, with the exception of a Form 3 for Marcel Verbaas who became an executive officer of the Company on July 1, 2003. Although an Initial Statement of Beneficial Ownership of Securities on Form 3 was not filed on behalf of Mr. Verbaas on July 10, 2003, as required by Section 16 (a) of the Exchange Act and the rules and regulations adopted thereunder, a Form 3 concerning his appointment as an executive officer of the Company was filed on October 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        All of the executive officers of the Company are executive officers of the Advisor, a wholly owned subsidiary of CNL Financial Group, Inc., in which Messrs. Seneff and Bourne and Ms. Rose serve as executive officers and/or directors and whose shares are beneficially owned by Mr. Seneff and his wife. In addition, Messrs. Seneff and Bourne and Ms. Rose are executive officers of CNL Securities Corp., the managing dealer of the Company’s offering of shares of common stock, and a wholly owned subsidiary of CNL Financial Group, Inc. Messrs. Seneff and Bourne are directors of the Company, the Advisor and CNL Securities Corp., and Mr. Hutchison is a director and an executive officer of the Advisor. Administration of the day-to-day operations of the Company is provided by the Advisor, pursuant to the terms of an advisory agreement. The Advisor also serves as the Company’s consultant in connection with policy decisions to be made by the Company’s Board, manages the Company’s properties and renders such other services as the Board deems appropriate. The Advisor also bears the expense of providing the executive personnel and office space to the Company. The Advisor is at all times subject to the supervision of the Board of the Company and has only such functions and authority as the Company may delegate to it as the Company’s agent. The Advisor and its affiliates receive fees and compensation in connection with the offerings, permanent financing that the Company obtains, and the acquisition, management and sale of the Company’s assets.

        For services in connection with the sale of the Company’s shares, CNL Securities Corp. receives fees based on the amounts raised from the Company’s offerings, including: (i) commissions of 7.5%, (ii) a marketing support fee of 0.5% and (iii) beginning on December 31, 2003, an annual soliciting dealer servicing fee equal to 0.2% of the aggregate proceeds raised in the Company’s second public offering. The majority of such fees have been re-allowed to other broker dealers. For the year ended December 31, 2003, the Company incurred the following costs related to such fees (in thousands):

Commissions	$79,499
Marketing support fee	5,300
Soliciting dealer servicing fee	310

$85,109

        The Advisor receives acquisition fees for services in identifying properties and structuring the terms of their leases and mortgage loans equal to 4.5% of the gross proceeds of the offering and loan proceeds from permanent financing, excluding that portion of the permanent financing used to finance secured equipment leases. In addition, if there is a listing of the Company’s common stock on a national securities exchange or over-the-counter market, the Advisor will receive an acquisition fee of 4.5% of amounts outstanding on a line of credit, if any, at the time of listing. During the year ended December 31, 2003, the Company incurred $59.0 million of such fees, including $11.3 million of acquisition fees on permanent financing. These fees are recorded as other assets in the Consolidated Financial Statements of the Company prior to being allocated to individual properties or lease intangible costs.

        The Company and the Advisor have entered into an advisory agreement pursuant to which the Advisor receives a monthly asset management fee of 0.05% of the Company’s real estate asset value and the outstanding principal balance of any mortgage loan as of the end of the preceding month. During the year ended December 31, 2003, the Company incurred $4.4 million of such fees.

        The Advisor and its affiliates provide various administrative services to the Company, including services related to accounting; financial, tax and regulatory compliance reporting; stockholder distributions and reporting; due diligence and marketing; and investor relations (including administrative services in connection with the offerings). The expenses incurred for these services for the year ended December 31, 2003 are as follows (in thousands):

Stock issuance costs	$4,063
Investment properties on operating leases	—
General and administrative expenses	1,506

$5,569

        During the year ended December 31, 2003, affiliates of the Advisor incurred on behalf of the Company $17.2 million for certain offering expenses. Offering expenses paid by the Company, together with selling commissions, the marketing support fee and due diligence expense reimbursements incurred by the Company will not exceed 13% of the proceeds raised in connection with the offerings. In addition, during the year ended December 31, 2003, affiliates incurred on behalf of the Company $0.4 million for certain acquisition expenses and $2.2 million for certain operating expenses.

        Pursuant to the advisory agreement, the Advisor is required to reimburse the Company the amount by which the total operating expenses incurred by the Company in any four consecutive fiscal quarters (the “Expense Year”) exceed the greater of 2% of average invested assets or 25% of net income (the “Expense Cap”). The Company’s operating expenses did not exceed the Expense Cap in any Expense Year that ended during the year ended December 31, 2003.

        CNL Capital Corp., an affiliate of the Advisor, is a non-voting Class C member of Century Capital Markets, LLC (“CCM”). CCM made the arrangements for the $23.5 million loan described in Note 8 to the Notes to Consolidated Financial Statements of the Company, for which CCM was paid a $0.5 million structuring fee in June 2002. Prior to August 18, 2003, the monthly interest payments due under the loan included a margin of 30 basis points payable to CCM for the monthly services it provided related to the administration of the loan. From its origination in June 2002, the loan was a commercial paper backed loan with an interest rate at the commercial paper rate, as determined by market demand, plus a margin of 1.86% that was inclusive of liquidity fees and administrative costs. The Company paid CCM $0.2 million during the year ended December 31, 2003, related to these services. On August 18, 2003, the loan converted from a commercial paper loan to a direct loan with a third party commercial lender.

        During the year ended December 31, 2003, the Company also paid CCM a $0.2 million finder’s fee related to the acquisition of two properties.

        The Company maintains bank accounts in a bank in which certain officers and directors of the Company serve as directors and are stockholders. The amount deposited with this bank was $15.8 million at December 31, 2003.

        On May 30, 2002, the Company acquired a 10% interest in a limited partnership, CNL Plaza, Ltd., that owns an office building located in Orlando, Florida, in which the Advisor and its affiliates lease office space. The remaining interest in the limited partnership is owned by several affiliates of the Advisor. During the year ended December 31, 2003, the Company received $0.1 million in distributions from the partnership.

        In March 2003, the Advisor’s parent company purchased a 30% voting membership interest in a limited liability company which is affiliated with eight of the Company’s tenants that leased 69 of the Company’s 119 properties as of December 31, 2003. These eight thinly capitalized tenants contributed 35% of total rental income from operating leases and earned income from direct financing leases for the year ended December 31, 2003.

        Amounts due to related parties at December 31, 2003 are as follows (in thousands):

Due to CNL Securities Corp.:
Commissions	$1,366
Marketing support fee and due diligence
expense reimbursements	91
Soliciting dealer service fee	310

1,767

Due to the Advisor and its affiliates:
Expenditures incurred for offering expenses
on behalf of the Company	372
Accounting and administrative services	304
Acquisition fees and miscellaneous
acquisition expenses	815

1,491

$3,258

INDEPENDENT AUDITORS

        Upon recommendation of and approval by the Board of Directors, including the independent directors, PricewaterhouseCoopers LLP (“PWC”) has been selected to act as independent auditors for the Company for 2004. PWC has served as the independent auditors since the Company’s inception in December 1997.

        A representative of PWC will be present at the annual meeting and will be provided with the opportunity to make a statement if desired. Such representative will also be available to respond to appropriate questions.

Independent Auditor Fees

        During 2003, the Commission changed the definitions of certain terms used by public companies to categorize and disclose various types of fees related to services performed by independent auditors. As a result of these changes, the Company has reclassified certain fees it reported in the proxy statement for the year ended December 31, 2002 to conform to the new definitions and the 2003 presentation.

        The following table sets forth the aggregate fees billed by PWC for the years ended December 31, 2003 and 2002 for audit and non-audit services (as well as all “out-of-pocket” costs incurred in connection with these services) and are categorized as Audit Fees, Audit-Related Fees, Tax Fees and All Other Fees. The nature of the services provided in each such category is described following the table.

	2003	2002
Audit Fees	$139,732	$107,000
Audit-Related Fees	8,700	168,649
Tax Fees	52,760	11,166
All Other Fees	—	—

Total Fees	$201,192	$286,815

        Audit Fees – Consists of professional services rendered in connection with the annual audit of the Company’s consolidated financial statements on Form 10-K and quarterly reviews of the Company’s interim financial statements on Form 10-Q. Audit fees also include fees for services performed by PWC that are closely related to the audit and in many cases could only be provided by the Company’s independent auditors. Such services include the issuance of comfort letters and consents related to the Company’s registration statements and capital raising activities, assistance with and review of other documents filed with the Commission and accounting advice on completed transactions.

        Audit Related Fees – Consists of services related to audits of properties acquired, due diligence services related to contemplated property acquisitions and accounting consultations.

        Tax Fees – Consists of services related to corporate tax compliance, including review of corporate tax returns, review of the tax treatments for certain expenses and tax due diligence relating to acquisitions.

        All Other Fees – There were no professional services rendered by PWC that would be classified as other fees during the years ended December 31, 2003 and 2002.

Pre-Approval of Audit and Non-Audit Services

         Under the Company's Pre-Approval Policy, as adopted by the Audit Committee in February 2004, the Audit Committee must pre-approve all audit and non-audit services provided by the independent auditors in order to assure that the provisions of such services do not impair the auditor’s independence. The policy, as described below and set forth in the Audit Committee Charter provided herewith as Appendix A, sets forth conditions and procedures for such pre-approval of services to be performed by the independent auditor and utilizes both a framework of general pre-approval for certain specified services and specific pre-approval for all other services.

        The annual audit services, as well as all audit-related services (assurance and related services that are reasonably related to the performance of the auditor’s review of the financial statements or that are traditionally performed by the independent auditor), requires the specific pre-approval of the Audit Committee. The Audit Committee may, however, grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide (such as comfort letters or consents). The Audit Committee has pre-approved all tax services and may grant general pre-approval for those permissible non-audit services that it has classified as "all other services" because it believes such services are routine and recurring services, and would not impair the independence of the auditor.

        The fee amounts for all services to be provided by the independent auditor are established annually by the Audit Committee, and any proposed service fees exceeding approved levels will require specific pre-approval by the Audit Committee. Requests to provide services that require specific approval by the Audit Committee are submitted to the Audit Committee by the independent auditor, the chief financial officer and the chief executive officer, and must include a joint statement as to whether, in their view, the request is consistent with the Commission’s rules on auditor independence.

OTHER MATTERS

        The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those stated above. If any other business should come before the Annual Meeting, the person(s) named in the enclosed proxy will vote thereon as he or they determine to be in the best interests of the Company.

PROPOSALS FOR THE 2005 ANNUAL MEETING OF STOCKHOLDERS

        Any stockholder proposal to be considered for inclusion in the Company’s proxy statement and form of proxy for the annual meeting of stockholders to be held in 2005 must be received at the Company’s office at 450 South Orange Avenue, Orlando, Florida 32801, no later than December 28, 2004.

        Notwithstanding the aforementioned deadline, under the Company’s Bylaws, a stockholder must follow certain other procedures to nominate persons for election as directors or to propose other business to be considered at an annual meeting of stockholders. These procedures provide that stockholders desiring to make nominations for directors and/or to bring a proper subject before a meeting must do so by notice timely received by the corporate secretary of the Company. With respect to proposals for the 2005 annual meeting, the corporate secretary of the Company must receive notice of any such proposal no earlier than March 26, 2005, and no later than April 25, 2005.

By Order of the Board of Directors,

_______________________
Lynn E. Rose Corporate Secretary
April 26, 2004 Orlando, Florida

APPENDIX A

CNL RETIREMENT PROPERTIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

I.	PURPOSE

The primary purpose of the Audit Committee (the “Committee”) is to assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities relating to: (a) the integrity of the financial reports and other financial information provided by CNL Retirement Properties, Inc. (the “Company”) to the public; (b) the Company’s processes for monitoring compliance with legal and regulatory requirements; (c) the systems of internal controls which management has established; (d) the performance of the Company’s internal audit function; (e) the independence, qualifications and performance of the Company’s independent auditor; (f) the Company’s auditing, accounting and financial reporting processes generally; and (g) the duties set forth below and such other responsibilities as may be delegated to the Committee by the Board from time to time. The Committee is responsible for appointment, compensation and oversight of the Company’s independent auditors and internal auditors who shall report directly to the Committee and are ultimately accountable to the Board and the Committee. Consistent with this function, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

II.	COMPOSITION

The Committee shall be composed of three or more directors as determined by the Board, each of whom shall be “independent,” as such term is defined or construed from time to time in the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (the “Exchange Act”) and other laws and regulations applicable to the Company and the Committee. In addition, all members of the Committee must possess the requisite financial knowledge and accounting or related financial management experience to fulfill their duties, and the Committee shall include in its membership at least one member that qualifies as an “audit committee financial expert” as that term is defined or construed from time to time in the Exchange Act and other laws and regulations applicable to the Company and the Committee. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Company or an outside consultant.

Prior to approving a director’s appointment to the Committee, the Board shall have determined: (a) that such director satisfies the foregoing independence requirements; (b) in the exercise of its business judgment, that such director has the requisite financial and accounting knowledge to serve on the Committee; and (c) whether such director qualifies as an “audit committee financial expert.”

No member of the Committee shall simultaneously serve on the audit committee of more than two public companies (excluding service on the Audit Committee of the Company) unless the Board has made a determination that such simultaneous service would not impair the ability of such member to effectively serve on the Committee.

The Board, after consultation with the Chief Executive Officer of the Company, shall recommend to the full Board for its approval: (a) which directors should serve on the Committee; (b) who shall serve as chairman of the Committee; (c) whether additional directors should be appointed to the Committee; and (d) whether any directors should be removed from the Committee. If a chairman is not elected by the Board, the members of the Committee may designate a chairman by majority vote of the full Committee.

III.	COMPENSATION

The chairman of the Committee and each member of the Committee shall be entitled to compensation for being the chairman or member of the Committee, as applicable, and for meeting attendance as such fees are established from time to time by the Board. Each member of the Committee shall be entitled to be reimbursed for reasonable out-of-pocket expenses incurred by such member in attending meetings of the Committee and in performing his/her duties as a member of the Committee. No member of the Committee shall receive from the Company any compensation other than his or her fees for serving as a director and a member of the Committee or any other committee of the Board.

IV.	MEETINGS

The Committee shall meet at least quarterly, or more frequently as circumstances may dictate. As part of its responsibility to foster open communication, the Committee should meet at least annually with management, the internal auditors and the independent auditors in separate sessions to discuss any matters that the Committee or either of these groups believe should be discussed privately.

Meetings of the Committee shall be called by the Secretary of the Company upon the request of the chairman of the Committee, a Chief Executive Officer, the Chief Financial Officer or a majority of the members of the Committee. Except for the regular quarterly meetings of the Committee, notice of any meeting of the Committee shall be given in the manner provided for in the Bylaws of the Company for meetings of the Board and its committees.

The provisions set forth in the Company’s Bylaws for meetings of the Board and its committees shall govern the quorum and voting requirements for all meetings of the Committee.

The Committee shall be required to keep a record of its actions and proceedings and shall report to the Board at the next meeting of the Board following the Committee meeting with such report to include recommendations for Board actions when appropriate.

As necessary or desirable, the chairman of the Committee may request that members of management, independent consultants, and representatives of the independent auditors be present at meetings of the Committee.

V.	RESPONSIBILITIES AND DUTIES

The audit committee relies on management and the independent auditors in carrying out its oversight responsibilities. Management of the Company is responsible for determining that the Company’s financial statements are complete, accurate and in accordance with generally accepted accounting principles. The independent auditors are responsible for auditing the Company’s financial statements. It is not the duty of the audit committee to plan or conduct audits, to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws and regulations or the Company’s internal policies, procedures and controls.

The audit committee’s specific responsibilities and duties in carrying out its oversight role are listed in the Audit Committee Powers and Responsibilities Checklist. The checklist will be updated annually, if necessary, to reflect changes in regulatory requirements, authoritative guidance, and evolving oversight practices. As the compendium of Committee powers and responsibilities, the most recently updated checklist will be considered to be an addendum to this charter.

In preparing the agenda for each meeting of the audit committee, management will include all of the required topics as forth in this checklist. The chairman of the audit committee will review the agendas before the meetings to ensure that all required topics are included.

The audit committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent accountants, subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the audit committee prior to the completion of the audit. Pre-approval of all auditing services and permitted non-audit services shall be in accordance with the policy of the audit committee appended to this Charter as Attachment A, as may be amended or modified by the audit committee.

This charter shall be made available on the Company’s website at www.cnlonline.com.

Attachment A

CNL RETIREMENT PROPERTIES, INC.
AUDIT COMMITTEE PRE-APPROVAL POLICY
OF SERVICES PERFORMED BY THE INDEPENDENT AUDITOR

I.	STATEMENT OF PRINCIPLES

The audit committee is required to pre-approve the audit and non-audit services performed by the independent auditor in order to assure that the provision of such services do not impair the auditor’s independence. Unless a type of service to be provided by the independent auditor has received general pre-approval by resolution of the audit committee, it will require specific pre-approval by the audit committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the audit committee.

The term of any general pre-approval is 12 months from the date of pre-approval, unless the audit committee specifically provides for a different period. The audit committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the audit committee. The audit committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.	DELEGATION

The audit committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated shall report any pre-approval decisions to the audit committee at its next scheduled meeting.

III.	AUDIT SERVICES

The annual audit services engagement terms and fees will be subject to the specific pre-approval of the audit committee. The audit committee will approve, if necessary any changes in terms, conditions and fees resulting from changes in audit scope, Company structure or other matters.

In addition to the annual audit services engagement specifically approved by the audit committee, the audit committee may grant general pre-approval for other audit services, which are those services that only the independent auditor reasonably can provide.

IV.	AUDIT –RELATED SERVICES

Audit-related services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The audit committee believes that the provision of audit-related services does not impair the independence of the auditor; however, all audit-related services shall be specifically pre-approved by the audit committee.

V.	TAX SERVICES

The audit committee believes that the independent auditor can provide tax services to the Company such as tax compliance, tax planning and tax advice without impairing the auditor’s independence. However, the audit committee will not permit the retention of the independent auditor in connection with a transaction initially recommended by the independent auditor, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code and related regulations. The audit committee has pre-approved all tax services.

VI.	ALL OTHER SERVICES

The audit committee may grant general pre-approval to those permissible non-audit services classified as all other services that it believes are routine and recurring services, and would not impair the independence of the auditor.

A list of the Commission’s prohibited non-audit services is incorporated by reference into this policy. The Commission’s rules and relevant guidance should be consulted to determine the precise definitions of these services and the applicability of exceptions to certain of the prohibitions.

VII.	PRE-APPROVAL FEE LEVELS

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the audit committee. Any proposed services exceeding these levels will require specific pre-approval by the audit committee.

VIII.	PROCEDURES

Requests or applications to provide services that require specific approval by the audit committee will be submitted to the audit committee by the independent auditor, the Chief Financial Officer and Chief Executive Officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the Commission’s rules on auditor independence.

Attachment B

CNL RETIREMENT PROPERTIES, INC.
AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
POWERS AND REPSONSIBILITES CHECKLIST

WHEN PERFORMED Meetings
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*
A. Independent Auditors
1.     In the sole discretion of the Committee, appoint, retain or terminate the
        Company's independent auditor, pre-approve all fees and terms of the audit engagement, and resolve any disagreements between management and the
independent auditor.					X

2.     Approve in advance all tax and non-audit services which may legally be provided to the Company by its independent auditor, including the fees and terms for such services in accordance with Section 10A(i) of the Securities
        Exchange Act of 1934 (the "Exchange Act") and the rules and regulations promulgated by the Securities and Exchange Commission (the "SEC")
        thereunder.

        The chairman of the Committee shall have the right to pre-approve all such tax and non-audit services on behalf of the Committee and shall promptly advise the remaining members of the Committee of such approval at the next
regularly scheduled meeting.	X	X	X	X	X

3. Meet with the independent auditor to review the scope of the annual audit and the audit procedures to be utilized.				X

4.      At the conclusion of the audit, review such audit, including any comments or recommendations of the independent auditor. The review will cover any audit problems or difficulties encountered by the independent auditors and management's response to those items.

        Items to be reviewed would include: any restrictions on the scope of the independent auditor's activities or on access to requested information; any significant disagreements between the independent auditor and management;
        any accounting adjustments that were noted or proposed by the independent auditor, but were passed (as immaterial or otherwise); any "management" or
        "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company, and management's responses to such
letters; and relevant current accounting rules and developments.	X

5.      Review with the independent auditor and the Company's financial management the adequacy and effectiveness of the Company's internal accounting and financial controls, and management's report on any significant deficiencies in internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data and report on any fraud, whether or not material, that involves management or other employees
who have a significant role in the Company's internal controls.	X	X	X	X	X

6.      Review the independent auditor's ability to attest to and report on management's assertion on its assessment of the effectiveness of the
        Company's internal control structure and its financial reporting procedures
in its Annual Report on Form 10-K.	X

7.     Obtain and review, at least annually, a report by the independent auditor describing the auditor's internal quality-control procedures, and any material issues raised by the most recent internal quality-control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditor and
any steps taken to deal with any such issues.				X

8.      Review with the Company's financial management and the independent auditor at least annually the Company's critical accounting policies and practices
and significant accounting judgments and estimates to be used.				X	X

9.     Confirm quarterly that the Company's independent auditor has no conflict of interest with the Company under Section 10A(l) of the Exchange Act and the
rules and regulations of the SEC promulgated thereunder.	X	X	X	X

10.   Review the annual written statement from the independent auditor delineating all relationships between the independent auditor and the
        Company, and discussing any relationships which may impact the continued
objectivity and independence of the independent auditors.				X

11.    Evaluate the independent auditor and the lead audit partner on an annual basis, taking into account the opinions of the Company's management and
internal auditors or others performing similar functions.	X

12. In order to assure continuing auditor independence, there should be regular rotation of the lead audit partner or the independent auditor.	X

13. Report the Committee's conclusions to all of the members of the Board of Directors (the "Board") with respect to the independent auditor's qualifications, performance and independence.	X			X	X

WHEN PERFORMED Meetings
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*
B. Annual and Quarterly Financial Results and Statements and Public Announcements of Financial Information
1. Review the annual and quarterly financial results and statements, including the disclosure in "Management's Discussion and Analysis of Financial
       Condition and Results of Operations" with management and the independent auditors prior to any filing with the SEC. The review will include the following items:
      any material accounting issues identified by management or the independent auditor and their impact on the financial statements
      any audit problems or difficulties encountered by the independent auditor and management's response to those items
      the independent auditor's evaluation of the quality of the disclosure and the content of the financial statements
      any changes in accounting principles and significant judgments and estimates the effect of any regulatory and accounting initiatives, such as off-balance sheet activities, on the financial statements
      any related party transactions
      any pending litigation and other contingent liabilities
      all off-balance sheet arrangements that either have, or are reasonably likely to have a current or future effect on financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses
      the report of the independent auditor required by Section 10A(k) of the
           Exchange Act and the rules and regulations of the SEC promulgated thereunder, including the critical accounting policies and practices used, all alternative methods of financial accounting within United
           States generally accepted accounting principles ("GAAP") that have been discussed with management, the treatment preferred by the independent auditor, and other material written communications with management other matters required to be communicated by the independent auditor to the
Committee under generally accepted auditing standards.	X	X	X	X

2. Review, prior to announcement or distribution to analysts or rating agencies, Company earnings releases and earnings guidance for the purpose of ensuring that such press releases and guidance properly disclose financial information presented in accordance with GAAP and, to the extent pro forma information or non-GAAP financial measures are included, adequately disclose how such pro forma information or non-GAAP financial measure differs from the comparable GAAP information and that such pro forma information or non-GAAP financial measure is not given undue prominence, and to ensure that such press releases and guidance do not otherwise provide misleading presentations of the Company's results of
operations or financial condition.	X	X	X	X

WHEN PERFORMED Meetings
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*

C. Other Reports and Certifications
1. Report to the entire Board, annually, or more often as deemed necessary, on the activities and findings of the Committee, including any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's processes of monitoring compliance with regulatory requirements, and the Committee's recommendation on inclusion of the Company's audited financial statements into the Company's Annual Report
on Form 10-K	X				X

2. Prepare the annual report of the Committee's oversight responsibilities for inclusion in the Company's annual proxy statement	X

3. Review the Company's proxy statement disclosure concerning the independence of the members and the charter of the Committee	X

4. Include a copy of the Committee charter and most recent checklist as an appendix to the proxy statement at least once every three years					X

D. Internal Audit Function
1. Oversee the internal audit function, including the retention, evaluation and termination of the internal auditor and the approval of all fees and terms of engagement					X

2. Meet with the internal auditor to develop the annual internal audit plan	X

3. Meet, at least annually, with the internal auditor to review the results of the work performed, the adequacy and effectiveness of the controls tested, and any recommendations or problems encountered and management's response
to those items				X

4. Report the Committee's conclusions to the full Board with respect to the performance of the independent audit function				X

E. Other Powers and Responsibilities
1. Review with management, the independent auditor and the internal auditor's significant risks or exposures, discussing guidelines and policies to govern this process and assessing steps management has taken to minimize
such risks to the Company.				X	X

2. Review the Company's regulatory compliance as a real estate investment trust ("REIT").	X	X	X	X

3. Review and/or reassess the Committee charter and checklist periodically, at least annually, and amend the charter and checklist as conditions dictate.	X				X

4. Obtain advice and assistance from outside legal, accounting or other advisors, as appropriate. The Committee has full power and authority to retain, at the Company's expense, such outside legal, accounting and other
advisors as the Committee deems necessary or appropriate					X

5. Meet separately, periodically, with each of management, with those responsible for internal audit function and with the independent auditors, to identify issues warranting Committee attention					X

6. Establish, and review on a periodic basis, procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters and investigate any matter relating thereto, with full access to all of the Company's books, records,
facilities and personnel					X

WHEN PERFORMED Meetings
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	A/N*

7. Review and approve any transactions involving a potential conflict of interest directly or indirectly between the Company or affiliates of the
       Company, on the one hand, and the Company's officers, directors and
employees, on the other hand.					X

8. Review, on an annual basis, the results of the audits of directors' and officers' expense accounts and management perquisites, including their use of the Company's assets.		X

9. Review with management and the independent auditors, on an annual basis, the results of the monitoring of compliance with the Company's Code of Conduct.		X

10. Meet quarterly with the Company's chief financial officer (the "CFO") to ascertain the ability of the CFO and the Chief Executive Officer to sign the certifications required by Sections 302 and 906 of the Sarbanes-Oxley
        Act of 2002, including the reports of the effectiveness of disclosure
controls and procedures and any changes in internal controls	X	X	X	X

11. Set, and review on a periodic basis, clear hiring policies for employees or former employees of the independent auditors					X

12. Conduct an evaluation of the Committee's performance on an annual basis	X

* As needed

APPENDIX A

LOGO                                    YOUR VOTE IS IMPORTANT
                                      VOTE BY INTERNET/TELEPHONE/MAIL
                                       24 HOURS A DAY, 7 DAYS A WEEK

           INTERNET                                TELEPHONE                                     MAIL
           --------                                ---------                                     ----
https://www.proxyvotenow.com/crp                1-888-216-1330

Go to the website address listed           Use any touch-tone telephone.             Mark, sign and date your proxy card.
above.                                     Have your proxy card ready.               Detach your proxy card.
Have your proxy card ready.        OR      Follow the simple recorded       OR       Return your proxy card in the
Follow the simple instructions that        instructions.                             postage-paid envelope provided.
appear on your computer screen.

                          IMPORTANT: READ REVERSE SIDE
| |     DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET

        Mark, Sign, Date and Return         |X|  Votes must be indicated
        the Proxy Card Promptly                  (x) in Black or Blue ink.
        Using the Enclosed
        Envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING ITEMS:

 1. Election of Five Directors:         2.   Proposal to approve an amendment to the
                                             Company's Amended and Restated Articles      FOR   AGAINST  ABSTAIN
 --         --             --                of Incorporation to increase the number       --      --       --
|  |  FOR  |  |  WITHOLD  |  | *EXCEPTIONS   of authorized common shares from 450         |  |    |  |     |  |
 --         --             --                million to 1 billion.                         --      --       --

Nominees: (01) Robert A. Bourne; (02) David W. Dunbar; (03) James W. Duncan, Jr.;     --
          (04) Edward A. Moses; (05)James M. Seneff, Jr.                             |  |    I plan to attend the Annual Meeting.
                                                                                      --
(Instructions: To withhold authority to vote for any
individual nominee(s), mark the "*Exceptions" box and                                 --
write that nominee's name on the following blank line.)                              |  |    To change your address, please mark
                                                                                      --     this box and write it below.
*Exceptions
             -------------------------------------------

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

                                                                                           SCAN LINE

                                                                                 IMPORTANT:  Please sign exactly
                                                                                 as name appears  hereon.  Joint
                                                                                 owners    should    each   sign
                                                                                 personally.     Trustees    and
                                                                                 others     signing     in     a
                                                                                 representative   or   fiduciary
                                                                                 capacity  should indicate their
                                                                                 full titles in such capacity.

                                                                                 ------- -----------------    ----------------------
                                                                                 Date    Owner sign here      Co-Owner sign here

                     ELECTRONIC DELIVERY OF PROXY MATERIALS

Sign up to  receive  next  year's  Annual  Report  and proxy  materials  via the
Internet  rather than by mail.  Next year when the materials are  available,  we will send you an e-mail with instructions  which will enable you to review these
materials   on-line.   To   sign   up   for   this   optional   service,   visit
http://www.giveconsent.com/crp.

                         CNL RETIREMENT PROPERTIES INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   This Proxy will be voted as directed. If no direction is given, it will be voted "FOR" the matters stated.

The  signatory  on the  reverse  side of this card,  the  "Stockholder",  hereby appoints  James M.  Seneff,  Jr.  and  Robert A.  Bourne,  and each of them,  as proxies,  with full power of  substitution in each, to vote all shares of common stock of CNL Retirement  Properties,  Inc., the "Company," which the Stockholder is entitled to vote, at the Annual Meeting of  Stockholders of the Company to be
held on June 24, 2004, at 3:00 p.m., local time, and any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement, dated
April 26, 2004, a copy of which has been received by the Stockholder.

    CHANGE OF ADDRESS

____________________________                CNL RETIREMENT PROPERTIES, INC.
____________________________                PO BOX 11141
____________________________                NEW YORK, NY 10203-0141

APPENDIX B

For your convenience, vote your proxy by telephone or the Internet.
And most importantly...

Please Vote!

         Read the Enclosed Materials...
         Enclosed is the following information for the CNL Retirement
         Properties, Inc. Annual Meeting of Stockholders:

         2003 Annual Report
         Proxy Statement that describes the proposals being voted
         Proxy Card

         Vote by Telephone...
         For your convenience, you may vote by telephone. Please refer to the proxy card for instructions and your control number.
         ...Or Vote over the Internet
         Open the web page: https://www.proxyvotenow.com/crp
         and follow the online instructions to cast your vote. Your control number is located on the proxy card.
         ...Or Complete the Proxy Card and Return by Mail
         On the proxy card, cast your vote on the proposals, sign and return it in the postage-paid envelope provided. Please note, all parties must sign.

         For  Assistance...
         If you have any questions or need  assistance in completing  your proxy card,  please call our  information  agent,  D.F. King and Co., Inc., toll free at 1-800-549-6697.

         Please Vote...
         We encourage you to cast your vote promptly, so we can avoid additional costs soliciting your vote. If you voted by telephone or the Internet, please DO NOT mail back the proxy card.

         Thank You!
         We appreciate your participation and support. Again, please be sure to vote. Your vote is important!

LOGO

Investor Relations
CNL Center at City Commons
450 South Orange Avenue
Orlando, Florida 32801-3336
tel (407) 650-1000  (866) 650-0650
www.cnlonline.com